Exhibit 5.2

[Thompson Hine LLP Letterhead]

April 1, 2020

Armata Pharmaceuticals, Inc.

4503 Glencoe Avenue

Marina del Rey, California 90292-3552

Ladies and Gentlemen:

We have acted as counsel to Armata Pharmaceuticals, Inc., a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:

  (i)   common stock, $0.01 par value per share (the “Common Stock”);

  (ii)   preferred stock, $0.01 par value per share (the “Preferred Stock”);

  (iii)   debt securities (the “Debt Securities”);

  (iv)   warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and

  (v)   any combination of the above, separately or as units (the “Units”);

some or all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at an aggregate public offering price not to exceed the lesser of (i) $100,000,000 or (ii) one-third of the Company’s public float in any 12-month period, so long as the Company’s public float remains below $75.0 million. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Offered Securities.” The offering of the Offered Securities will be as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement, as supplemented by one or more supplements to the Prospectus.

The Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (an “Indenture”).

Warrants may be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as Warrant Agent (the “Warrant Agreement”).

Units may be issued pursuant to a Unit Agreement between the Company and a bank or trust company as Unit Agent (the “Unit Agreement”).

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), and Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), both as currently in effect, certain resolutions adopted on March 10, 2020 by the Company’s Board of Directors (the “Board of Directors”) relating to the registration of the Offered Securities and such other documents or records of the corporate proceedings of the Company as we have deemed relevant, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion:

1.                   With respect to the Debt Securities, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, other Debt Securities or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Debt Securities Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Debt Securities Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.                   With respect to the Warrants, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, Debt Securities or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Warrants Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) any Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Warrants Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.                   With respect to the Units, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, or other Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Units Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) any Unit Agreement relating to the Units has been duly authorized, executed, and delivered, (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Units Authorizing Resolutions, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that (i) the Indentures will be duly authorized, executed and delivered by the respective trustees thereunder, (ii) the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent thereunder, and (iii) the Unit Agreement will be duly authorized, executed and delivered by the Unit Agent thereunder, assumptions which we have not independently verified.

It is understood that this opinion is to be used only in connection with the offer and sale of Debt Securities, Warrants and Units while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The law covered by this opinion is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. Reference is made to the section of the Registration Statement entitled “Legal Matters” for a description of ownership of the Company’s securities by a member of this firm.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP